UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 22, 2014


                         FALCONRIDGE TECHNOLOGIES CORP.
             (Exact name of registrant as specified in its charter)

          Nevada                       000-54253                20-0266164
(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)               File Number)            Identification No.)

17-120 West Beaver Creek Rd., Richmond Hill, Ontario, Canada       L4B 1L2
         (Address of principal executive offices)                (Zip Code)

       Registrant's telephone number, including area code (905) 771-6551

                                       n/a
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

Effective January 22, 2014, we entered into a private placement agreement with one (1) person (the "SUBSCRIBER"). Pursuant to the agreement, we agreed to the issuance of an aggregate of 266,667 common shares in our capital stock at a purchase price of $1.50 per share, for total proceeds of $400,000.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On January 22, 2013, we issued an aggregate of 266,667 shares of our common stock pursuant to the private placement agreement referred to above.

We issued an aggregate of 266,667 common shares to one (1) non-US persons (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1     Form of Subscription Agreement between our company and the Subscriber.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC GREEN TECHNOLOGIES INC.


/s/ Alfred Morra
------------------------------------
Alfred Morra
Chief Financial Officer and Director

Date: February 4, 2014

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